Exhibit 3.63

CERTIFICATE OF MERGER OF

SIMONTON BUILDING PRODUCTS, INC.

(a West Virginia corporation)

INTO

SIMONTON BUILDING PRODUCTS LLC

(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act:

First: The name of the surviving limited liability company is Simonton Building Products LLC, a Delaware limited liability company.

Second: The name of the corporation being merged into this surviving limited liability company is Simonton Building Products, Inc., a corporation formed under the laws of the State of West Virginia.

Third: The Plan of Merger has been approved and executed by both entities.

Fourth: The name of the surviving limited liability company is Simonton Building Products LLC.

Fifth: The effective time of the merger shall be August 24, 2014 at 12:00 a.m. (eastern daylight savings time).

Sixth: The executed Plan of Merger is on file at Simonton Building Products LLC, 520 Lake Cook Road, Deerfield, Illinois 60015. A copy of the Plan of Merger will be furnished by Simonton Building Products LLC on request, without cost, to any member of Simonton Building Products LLC or any person holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, Simonton Building Products LLC has caused this Certificate of Merger to be signed by an authorized person on this 22nd day of August, 2014.

/s/ Angela M. Pla

Name:	Angela M. Pla, Secretary

ARTICLES OF MERGER OF

SIMONTON BUILDING PRODUCTS, INC.

(a West Virginia corporation)

INTO

SIMONTON BUILDING PRODUCTS LLC

(a Delaware limited liability company)

The undersigned SIMONTON BUILDING PRODUCTS, INC., a West Virginia corporation, and SIMONTON BUILDING PRODUCTS LLC, a Delaware limited liability company, adopt the following Articles of Merger for the purpose of merging SIMONTON BUILDING PRODUCTS, INC, with and into SIMONTON BUILDING PRODUCTS LLC, as the surviving entity, according to the provisions of the West Virginia Code:

1)	Simonton Building Products, Inc., a West Virginia corporation, shall merge with and into Simonton Building Products LLC, a Delaware limited liability company, effective August 24, 2014 at 12:00 a.m. (eastern daylight savings time).

2)	A plan of merger was approved by the sole shareholder of Simonton Building Products, Inc. on August 22, 2014 and an executed copy is on file at 520 Lake Cook Road, Deerfield, Illinois 60015.

3)	The plan of merger was duly authorized under the laws of the State of Delaware and by the organizational documents of Simonton Building Products LLC.

Date: August 22, 2014	SIMONTON BUILDING PRODUCTS, INC.
a West Virginia Corporation

	By:	/s/ Mark Savan
	Name:	Mark Savan
	Title:	President

Date: August 22, 2014	By:	/s/ Angela M. Pla
	Name:	Angela M. Pla, Secretary

CERTIFICATE OF FORMATION

OF

SIMONTON BUILDING PRODUCTS LLC

This Certificate of Formation of Simonton Building Products LLC (the “Company”) dated as of August 18, 2014, is being duly executed and filed by Angela M. Pla, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code §18-101 et. seq.).

1.	The name of the limited liability company formed hereby is: Simonton Building Products LLC

2.	The address of the Company’s registered office in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, New Castle County, Delaware 19808

3.	The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Authorized Person:	/s/ Angela M. Pla

Name:	Angela M. Pla